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Exhibit 23

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-64561) and Form S-8 (No. 33-103581) of Cascade Corporation of our report dated March 27, 2003 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
April 21, 2003

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Exhibit 23
Consent of Independent Accountants